UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2009

U.S.  Canadian Minerals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25523	33-08843633
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1280 Alexandria Court
McCarran, Nevada   89434

(Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code:         775-343-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01  Entry into a Material Definitive Contract

On July 15, 2009, U.S. Canadian Minerals, Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”) with Noble Technologies Corp, a private Nevada corporation (“Noble”). The Company issued and delivered four hundred thousand (400,000) Class A preferred shares (the “Company Shares”) to the shareholders of Noble in exchange for 100% of the issued and outstanding voting securities of Noble. The issuance and delivery of the Company Shares effected a change in control of the Company. Noble is now a wholly owned subsidiary of the Company.

Item 1.02  Termination of Material Definitive Agreements

On July 16, 2009, the Company was notified with respect to the termination of two material consulting agreements:
1.
As at 5 pm PDT on July 16, 2009, all services rendered to the Company pursuant to a consulting agreement dated September 16, 2008 between the Company and First Star Strategies, Inc. were terminated, and

2.
As at 5pm PDT on September 16, 2009, all services rendered to the Company pursuant to a consulting agreement dated September 16, 2008 between the Company and Maria Regina Caeli Management Corp were terminated.

Item 2.01  Completion of Acquisition of Assets

As at the closing of the Agreement on July 15, 2009 and the completion of the Company's acquisition of Noble, Noble owned certain assets associated with the operation of Noble’s business in the processing, smelting and refining of precious and base metal  ore bearing materials and as more particularly described in the Agreement which is attached hereto as an exhibit to this Current Report.

Item 5.01  Changes in Control of Registrant

The issuance and delivery of the Company Shares pursuant to the terms of the Agreement effected a change in control of the Registrant. The Company Shares, four hundred thousand (400,00) Class A preferred shares, par value, $.001 per share, in the capital stock of the Company,  were issued from treasury and delivered to the shareholders of Noble in exchange for 100% of the issued and outstanding voting securities of Noble. Each Class A preferred share of the Company is convertible into 100 common shares, par value $.001 per share, in the capital stock of the Company. If all of the Class A preferred shares of the Company were converted to common shares of the Company, the Company would have 60,402, 464 common shares issued and outstanding as registered to approximately 5,400 shareholders. As at the date of this Current Report and, again assuming that all of the Company’s issued and outstanding Class A preferred shares were converted to common shares of the Company, the former shareholders of Noble would hold 40,000,000 or 66.222% of the Company’s 60,402,464 common shares as expressed on a fully converted and diluted basis.

Item 5.02

Departure of Director and Principal Officer

On July 16, 2009, Van der Bok Busboom resigned as the President, Secretary and Treasurer and sole Director of the Company.

Election of Directors; Appointment of Principal Officers

Prior to his resignation as sole director of the Company on July 16, 2009, Van der Bok Busboom appointed Thomas E. Barton Chown and Mark A. Kersey to serve as directors of the Company until the next annual general meeting of the shareholders of the Company.

On July 16, 2009, the Directors of the Company appointed Thomas E. Barton Chown to serve as President of the Company and appointed Mark A. Kersey to serve as Vice-President, Secretary and Treasurer of the Company.

Item 8  Other Events

Effective July 16, 2009 the Company has moved its principal Executive Offices to 1280 Alexandria Court, McCarran, Nevada 89434 from #161-936 Peace Portal Drive, Blaine, Washington  98230.

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Section 9 - Financial Statements and Exhibits
9.01	Financial Statements and Exhibits

Exhibit 10.1	U.S. Canadian Minerals, Inc. / Noble Technologies Corp Share Exchange Agreement dated July 15, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2009

By: /s/ Thomas E. Barton Chown
President

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